EXHIBIT 99.1

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of MamaMancini Holdings, Inc.

We have audited the accompanying balance sheets of Joseph Epstein Food Enterprises, Inc. as of December 31, 2016 and 2015, and the related statements of operations, shareholders’ equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 2016. Joseph Epstein Food Enterprises, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Joseph Epstein Food Enterprises, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
January 22, 2018

Joseph Epstein Food Enterprises, Inc.

Balance Sheets

At December 31

	2016	2015

Assets:
Current Assets:
Cash	$15,768	$14,037
Prepaid expenses	36,699	36,128
Inventory	407,899	321,749
Total Current Assets	460,366	371,914

Property, plant, and equipment, net	395,714	401,629

Deposits	17,036	17,036

Total Assets	$873,116	$790,579

Liabilities and Shareholders’ Deficit

Liabilities
Current Liabilities:
Accounts payable and accrued expenses	$1,594,418	$1,595,534
Due to related party	2,178,352	2,083,854
Total Current Liabilities	3,772,770	3,679,388

Notes payable - related parties	532,000	532,000
Note payable	250,000	250,000
Total Long-Term Liabilities	782,000	782,000

Total Liabilities	4,554,770	4,461,388

Shareholders’ Deficit
Accumulated Deficit	(3,681,654)	(3,670,809)
Total Shareholders’ Deficit	(3,681,654)	(3,670,809)

Total Liabilities and Shareholders’ Deficit	$873,116	$790,579

Joseph Epstein Food Enterprises, Inc.

Statements of Operations

For the Years Ended December 31

	2016	2015

Revenue	$11,343,047	$9,019,831

Cost of Revenue:
Cost of Goods Sold	10,711,221	8,508,155
Write-off of inventory	-	437,800
Total Cost of Revenue	10,711,221	8,945,955

Gross Profit	631,826	73,876

General and Administrative Expenses	581,187	610,435

Income (Loss) From Operations	50,639	(536,559)

Other Income (Expense)
Interest Income	-	762
Interest Expense	(61,484)	(54,175)
Total Other Income (Expense)	(61,484)	(53,413)

Net Loss	$(10,845)	$(589,972)

Joseph Epstein Food Enterprises, Inc.

Statements of Shareholders' Equity (Deficit)

For the Years Ended December 31, 2015 and 2016

	Accumulated Deficit	Total Shareholders' Equity (Deficit)

Balance at January 1, 2015	$(3,080,837)	$(3,080,837)

Net loss	(589,972)	(589,972)

Balance at December 31, 2015	(3,670,809)	(3,670,809)

Net loss	(10,845)	(10,845)

Balance at December 31, 2016	$(3,681,654)	$(3,681,654)

Joseph Epstein Food Enterprises, Inc.

Statements of Cash Flows

For the Years Ended December 31

	2016	2015

Cash Flows From Operating Activities
Net Loss	$(10,845)	$(589,972)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	93,407	116,874
Changes in Operating Assets and Liabilities
Prepaid Expenses	(571)	9,035
Inventory	(86,150)	216,031
Accounts Payable and Accrued Expenses	(1,116)	4,031
Due to related party	94,498	(191,265)
Net Cash (Used In) Provided By Operating Activities	89,223	(435,266)

Cash Flows From Investing Activities
Proceeds from note receivable	-	33,020
Purchase of property, plant, and equipment	(87,492)	(54,480)
Net Cash Used In Investing Activities	(87,492)	(21,460)

Cash Flows From Financing Activities
Proceeds from note payable	-	250,000
Repayment of note payable	-	(250,000)
Net proceeds from notes payable - related parties	-	457,000
Net Cash Provided By Financing Activities	-	457,000

Net Increase in Cash	1,731	274
Cash - Beginning of Year	14,037	13,763
Cash - End of Year	$15,768	$14,037

Supplementary Cash Flow Information
Cash Paid For Interest	$7,969	$11,613
Cash Paid For Taxes	$-	$-

Joseph Epstein Food Enterprises, Inc.

Notes to Financial Statements

Note 1 - Nature of Operations and Basis of Presentation

Nature of Operations

Joseph Epstein Food Enterprises, Inc. (the “Company”) is a New Jersey corporation. The Company has a year-end of December 31.

The Company is a manufacturer and distributor of beef meatballs with sauce, turkey meatballs with sauce, beef meat loaf and other similar meats and sauces. The Company’s sole customer is MamaMancini Holdings, Inc., a related party through common ownership, which is located in New Jersey and has customers throughout the United States, with a large concentration in the Northeast and Southeast.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amount reported in the balance sheets for cash, prepaid expenses and other assets, accounts payable and accrued expenses, due to related party, and notes payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

Cash

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. The Company held no cash equivalents at December 31, 2016 or 2015.

Inventories

Inventories are stated at average cost using the first-in, first-out (FIFO) valuation method. Inventory was comprised of the following at December 31, 2016 and 2015:

	2016	2015
Raw Materials	$385,799	$249,154
Work in Process	22,100	72,595
	$407,899	$321,749

Joseph Epstein Food Enterprises, Inc.

Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are recorded at cost. Depreciation expense is computed using straight-line methods over the estimated useful lives.

Asset lives for financial statement reporting of depreciation are:

Machinery and equipment	5 - 7 years
Leasehold improvements	Shorter of 10 years or the remaining life of the lease

Revenue Recognition

The Company records revenue for products when all of the following have occurred: (1) persuasive evidence of an arrangement exists, (2) the product is delivered, (3) the sales price to the customer is fixed or determinable, and (4) collectability of the related customer receivable is reasonably assured. There is no stated right of return for products.

The Company meets these criteria upon shipment.

Income Taxes

The Company and its stockholders have elected to be taxed under the provision of Subchapter S of the Internal Revenue Code. This election effectively eliminates federal income tax expense at the corporate level as the Company’s stockholders are taxed directly on their respective shares of the Company’s profits. The Company also has elected to be treated as an “S Corporation” for New Jersey tax purposes. The stockholders are subject to state income tax on their respective share of profits of the Company. Accordingly, only the reduced state tax provision has been made in the accompanying financial statements.

Subsequent Events

The Company has evaluated subsequent events through the January 22, 2018, the date the financial statements were available to be issued.

Note 3 – Note Receivable

In 2013, the Company entered into an agreement to sell fixed assets in exchange for a $77,000 note receivable. The agreement calls for monthly payments of $3,378, bears interest of 5%, and matured in July 2015. Interest associated with the note receivable is recorded as interest income. The outstanding balance of the note at December 31, 2016 and 2015 was $0 and $0, respectively.

Joseph Epstein Food Enterprises, Inc.

Notes to Financial Statements

Note 4 - Property and Equipment

Property and equipment on December 31, 2016 and 2015 are as follows:

	2016	2015
Machinery and Equipment	$561,896	$536,580
Leasehold Improvements	501,662	439,486
	1,063,558	976,066
Accumulated Depreciation	(667,844)	(574,437)
	$395,714	$401,629

Depreciation expense was $93,407 and $116,874, for the years ended December 31, 2016 and 2015, respectively.

Note 5 - Related Party Transactions

Notes Payable – Related Party

The Company receives advances from a principal shareholder which bear interest at 8%. The advances are due on February 1, 2019. At December 31, 2016 and 2015, there was $400,000 of principal outstanding, respectively.

The Company receives advances from an entity 100% owned by the same  principal shareholder, which bear interest at 8%. The advances are due on February 1, 2019. At December 31, 2016 and 2015, there was $132,000 of principal outstanding, respectively.

Interest expense associated with these notes was $42,560 and $21,812 for the years ended December 31, 2016 and 2015, respectively. Accrued interest associated with these notes was $21,281 and $17,412 at December 31, 2016 and 2015, respectively.

MamaMancini Holdings, Inc.

On March 1, 2010, the MamaMancini Holdings, Inc., (“MamaMancini”) entered into a five-year agreement with Joseph Epstein Foods (the “Manufacturer”) who is a related party. The Manufacturer is co-owned by the CEO and President of MamaMancini. The Company analyzed the relationship with the Manufacturer to determine if the Manufacturer is a variable interest entity as defined by FASB ASC 810 “Consolidation”. Based on this analysis, the Company has determined that the Manufacturer is a variable interest entity but that MamaMancini is not the primary beneficiary of the variable interest entity and therefore consolidation is not required. In addition, based on the analysis the Company determined that the CEO and President is the primary beneficiary of the variable interest entity and bears the risk of loss. Under the terms of the agreement, the MamaMancini grants to the Manufacturer a revocable license to use the Company’s recipes, formulas, methods and ingredients for the preparation and production of MamaMancini’s products, for manufacturing the MamaMancini’s product and all future improvements, modifications, substitutions and replacements developed by the MamaMancini. The Manufacturer in turn grants MamaMancini the exclusive right to purchase the product. Under the terms of the agreement the Manufacturer agrees to manufacture, package, and store MamaMancini’s products and MamaMancini has the right to purchase products from one or more other manufacturers, distributors or suppliers. In September 2016, the agreement was amended and restated to extend the agreement until August 2, 2021. The amended agreement contains a perpetual automatic renewal clause for a period of one year after the expiration of the initial term. During the renewal period either party may cancel the contract with written notice nine months prior to the termination date. The term of this Agreement shall expire on the later of the expiration date or a date which is three (3) years following a Change of Control. For purposes of the agreement, a Change of Control shall occur when a third party who is not currently a shareholder of the Company acquires control of at least fifty-one percent (51%) of the voting shares of MamaMancini.

Joseph Epstein Food Enterprises, Inc.

Notes to Financial Statements

Under the terms of the agreement if MamaMancini specifies any change in packaging or shipping materials which results in the manufacturer incurring increased expense for packaging and shipping materials or in the Manufacturer being unable to utilize obsolete packaging or shipping materials in ordinary packaging or shipping, MamaMancini agrees to pay as additional product cost the additional cost for packaging and shipping materials and to purchase at cost such obsolete packaging and shipping materials. If MamaMancini requests any repackaging of the product, other than due to defects in the original packaging, MamaMancini will reimburse the Manufacturer for any labor costs incurred in repackaging. Per the agreement, all product delivery shipping costs are the expense of the MamaMancini. MamaMancini agreed with the Manufacturer at the end of 2015 that Company would purchase a minimum of $963,000 of product each month and that any amount below that sum would be a charge of 12% of that shortfall each month. In return, the Manufacturer obligated itself to offer MamaMancini competitive prices and would not co-pack for other suppliers and would either maintain or lower its payable to MamaMancini each quarter. In addition, the Manufacturer agreed to rebate MamaMancini any overage of gross margin above 12% each month.

MamaMancini Holdings, Inc. accounted for 100% of the Company’s sales for the years ended December 31, 2016 and 2015, respectively.

At December 31, 2016 and 2015, the amount due to MamaMancini is $2,178,352 and $2,083,854 respectively.

Note 6 – Notes Payable

On August 2, 2010, the Company entered into a note payable with a bank for $250,000. The note was payable on demand and bore interest at 3.75%, with interest being due monthly. The note was fully guaranteed by a principal shareholder. The outstanding balance of $250,000 was fully repaid on April 29, 2015 with the proceeds from a new note with another bank.

On April 29, 2015, the Company entered into a note payable with a bank for $250,000, which was used to pay down and replace the note mentioned above. The note bears interest at 3.75%, with interest being due monthly. The note is due in full on the maturity date of April 1, 2018. The note is fully guaranteed by a principal shareholder.

Note 7 - Commitments and Contingencies

Litigations, Claims and Assessments

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

Operating Lease

The Company has a lease for office, manufacturing, and warehouse space in East Rutherford, NJ. The lease expires on March 31, 2024, with a 5-year renewal option. Rent expense for the years ended December 31, 2016 and 2015 was $164,775 and $103,596, respectively.

Joseph Epstein Food Enterprises, Inc.

Notes to Financial Statements

Total future minimum payments required under the lease as of December 31, 2016 are as follows:

Years Ending December 31,
2017	$189,790
2018	191,957
2019	197,807
2020	199,757
2021	208,837
Thereafter	476,693
Total	$1,464,841

Note 8 – Subsequent Events

On November 1, 2017, MamaMancini’s Holdings, Inc., a Nevada corporation (“MamaMancini’s”), Joseph Epstein Food Enterprises, Inc., a New Jersey corporation(“JEFE”), and MMMB Acquisition, Inc., a Nevada corporation and wholly owned subsidiary of MamaMancini’s (“Merger Sub”), completed the merger contemplated by the Agreement and Plan of Merger by and among MamaMancini’s, JEFE, and Merger Sub, dated as of November 1, 2017 (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, JEFE has merged with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of MamaMancini’s. It is anticipated that Merger Sub will be renamed “Joseph Epstein Food Enterprises, Inc.”

Under the terms of the Merger Agreement and in connection with the merger, the Company acquired all assets of JEFE. As a result of the transaction, (i) the Company became the sole shareholder of JEFE, which became a wholly-owned subsidiary of the Company (ii) following the Closing, JEFE’s financial statements as of the Closing will be consolidated with the Consolidated Financial Statements of the Company (collectively, the “Merger Transaction”). No cash or stock was exchanged in connection with the transaction.